UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): July 15, 2008


                            PEOPLE'S LIBERATION, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                   000-16075                    86-0449546
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


               150 WEST JEFFERSON BOULEVARD, LOS ANGELES, CA 90007
                (Address of Principal Executive Offices/Zip Code)

                                 (213) 745-2123
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         On July 15, 2008, we filed an amended and restated certificate of incorporation (the "Restated Certificate") with the Secretary of State of the State of Delaware. The Restated Certificate was approved by our Board of Directors as well as stockholders representing over eighty (80) percent of our outstanding shares.

         The Restated Certificate eliminated Article Sixth and Article Eighth from our charter, and amended Article Seventh to eliminate reference to Article Sixth and Article Eighth. Article Sixth and Article Eighth were measures which limited a 5% or greater shareholder from engaging in certain transactions with us without first obtaining the approval of at least 80% of our outstanding voting securities. The elimination of Article Sixth and Article Eighth removed significant restrictions on our ability to engage in a multitude of transactions with existing and future stockholders of the company, including transactions that our Board of Directors may determine are in the best interests of the company and our stockholders.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired. N/A

         (b)      Pro forma financial information. N/A

         (c)      Shell company transactions. N/A

         (d)      Exhibits.

                  3.1 Amended and Restated Certificate of Incorporation of People's Liberation, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            People's Liberation, Inc.



Date: July 18, 2008         By:  /s/ Darryn Barber
                                 -------------------------------------
                                 Darryn Barber
                                 Chief Financial Officer and President


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


                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
-------           ----------------------

3.1               Amended and Restated  Certificate of Incorporation of People's
                  Liberation, Inc.


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